Exhibit 3.4

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

SMG INDIUM RESOURCES LTD.

SMG Indium Resources Ltd., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1.	The name of the corporation is (hereinafter called the “Corporation”) is SMG Indium Resources Ltd.

2.	The certificate of incorporation of the Corporation is hereby amended by deleting Article FIRST thereof and by substituting in lieu of said Article the following new Article:

FIRST. The name of the corporation is SMG Industries Inc. (the “Corporation”).

3.	The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Matthew C. Flemming, its President, on January 30, 2018.

SMG INDIUM RESOURCES LTD.

By:	/s/ Matthew C. Flemming
Matthew C. Flemming, President